Exhibit 99.1
Earnings Release
INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND YEAR-TO-DATE ENDED JANUARY 31, 2013
Minot, ND – March 12, 2013 – Investors Real Estate Trust (NYSE: IRET) reported financial and operating results today for the quarter and year-to-date ended January 31, 2013.
During the three month period ended January 31, 2013, IRET's revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall increased and on a per share and unit basis remained the same for the three month period ended January 31, 2013 compared to the same period of the prior fiscal year.  Net income increased from the year-earlier period.
For the three month period ended January 31, 2013, as compared to the same period of the prior fiscal year:
•	Revenues increased to $66.2 million from $60.5 million.
•	Total expenses increased by approximately $3.6 million, or 8.6%, in the three months ended January 31, 2013 compared to the three months ended January 31, 2012, from $41.8 million to $45.4 million.
•
FFO increased to $18.5 million on approximately 115,207,000 weighted average shares and units outstanding, from $17.2 million on approximately 103,935,000 weighted average shares and units outstanding ($.16 per share and unit for both periods).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was $2.4 million compared to $1.5 million in the same period of the prior fiscal year.
During the nine month period ended January 31, 2013, IRET's revenues increased from the year-earlier period. FFO overall and on a per share and unit basis increased for the nine month period ended January 31, 2013 compared to the same period of the prior fiscal year.  Net income increased from the year-earlier period.
For the nine month period ended January 31, 2013, as compared to the same period of the prior fiscal year:
•	Revenues increased to $193.2 million from $179.9 million.
•	Total expenses increased by $5.8 million, or 4.6%, in the nine months ended January 31, 2013 compared to the nine months ended January 31, 2012, from $127.1 million to $132.9 million.
•
FFO increased to $56.8 million on approximately 113,358,000 weighted average shares and units outstanding, from $48.2 million on approximately 102,176,000 weighted average shares and units outstanding ($.50 per share and unit compared to $.47 per share and unit).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $9.2 million compared to $3.1 million in the same period of the prior fiscal year.

Significant Events and Transactions during the third quarter of fiscal year 2013:
•
The transfer to the New York Stock Exchange from the NASDAQ Global Select Market of the listing of the Company's common shares of beneficial interest and Series A preferred shares of beneficial interest, effective as of December 18, 2012;

•	The acquisition of two parcels of vacant land in Rochester, Minnesota, for possible future development, for purchase prices of $775,000 and $275,000, respectively;
•
The acquisition of a parcel of vacant land in Grand Forks, North Dakota, for possible future development, for a purchase price of approximately $4.3 million, of which approximately $2.3 million was paid in cash and the remainder in limited partnership units of the Operating Partnership valued at $2.0 million;

•
The acquisition of an approximately 51% interest in a joint venture entity currently constructing the Southgate Apartments project in Minot, North Dakota, which project is expected to be completed in two phases, with a total of approximately 341 units, for a currently-estimated total cost of $52.2 million;

•
The substantial completion of three development projects placed in service during the quarter: completion of an additional 29 assisted living units, and the conversion of an existing 16 units to memory care units, at the Company's Spring Wind senior housing facility in Laramie Wyoming; the completion of an approximately 45,000 square foot medical office building in Jamestown, North Dakota; and the completion of an approximately 28,000 square foot industrial building in Minot, North Dakota;

•	The acquisition of a parcel of vacant land in Minot, North Dakota, for possible future development, for a purchase price of approximately $1.9 million; and
•
The disposition of the Company's Candlelight Apartments property in Fargo, North Dakota, for a sale price of approximately $2.0 million and the assumption by the buyer of mortgage debt on the property in the amount of approximately $1.2 million.

IRET's President and Chief Executive Officer, Timothy Mihalick, commented, "IRET delivered a strong quarter, driven by solid property operations, increasing rents in our multi-family residential segment, stable occupancy in our commercial office segment, and improving occupancy in our industrial segment. With the significant development activities we have underway in our home market of North Dakota, where the Bakken energy field continues to drive regional economic growth, complemented by continued strong performance in our multi-family residential portfolio and what we expect will be improving leasing trends in our commercial office segment, we are confident in our ability to continue to provide value to our shareholders going forward."
______________________________
1            The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis."  In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure. We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.
i

Operating Results
Net Operating Income (NOI)2 from all properties increased by $3.9 million, or 10.8%, during the three month period ended January 31, 2013, compared to the same period one year ago. Non-stabilized properties accounted for $2.9 million of the increase while stabilized properties added $979,000.
Of the total increase of $979,000 in NOI from stabilized properties, our commercial segments accounted for $905,000, primarily from our commercial medical segment, where results were impacted favorably by the recognition of $476,000 in percentage rents from certain of our senior housing facilities. Increased occupancy in our commercial industrial segment accounted for approximately $187,000 of this increase in NOI from stabilized properties. We continue to see positive results in our multifamily segment, in which revenues increased by $634,000 in the quarter; however, increased expenses, primarily for snow removal, offset this revenue gain and reduced its impact on NOI in the quarter from this segment.
NOI from all properties increased by $14.3 million, or 13.6%, during the nine month period ended January 31, 2013, compared to the same period one year ago. Non-stabilized properties accounted for $11.7 million of the increase, with $9.4 million of increased NOI due to acquisitions and developments, and $2.3 million due to gain on involuntary conversion resulting from a fire loss.  Stabilized properties provided $2.6 million of the increase.
Of the total increase in NOI from stabilized properties in the nine-month period ended January 31, 2013, the multi-family residential segment accounted for $2.6 million. This segment continues to experience consistent high occupancy rates, allowing the Company to increase rents. All other commercial segments combined are providing approximately equivalent NOI as in the previous nine month comparative period, as there has been no material change in occupancy levels in those segments. Detail on NOI by segment is provided in the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2013.
Physical occupancy as of January 31, 2013 compared to January 31, 2012 increased slightly in all of our five reportable segments, on a stabilized basis and an all-property basis.
Physical Occupancy Levels on a Stabilized Property and All Property Basis:
	Stabilized Properties(a)		All Properties
	As of January 31,		As of January 31,
Segments	Fiscal 2013	Fiscal 2012	Fiscal 2013	Fiscal 2012
Multi-Family Residential	94.0%	93.9%	93.6%	93.2%
Commercial Office	78.4%	77.9%	78.4%	77.9%
Commercial Medical	94.6%	94.2%	94.9%	94.5%
Commercial Industrial	95.8%	94.5%	95.9%	94.5%
Commercial Retail	87.9%	87.5%	87.9%	87.5%

a.	As of January 31, 2013, stabilized properties excluded:
Multi-Family Residential -
Ashland, Grand Forks, ND; Chateau, Minot, ND; Colony, Lincoln, NE; Cottage West Twin Homes, Sioux Falls, SD; Evergreen II, Isanti, MN; Gables Townhomes, Sioux Falls, SD; Grand Gateway, St Cloud, MN; Lakeside Village, Lincoln, NE; Quarry Ridge II, Rochester, MN; Regency Park Estates, St Cloud, MN; The Ponds at Heritage Place, Sartell, MN; Villa West, Topeka, KS and Williston Garden, Williston, ND.
Total number of units, 1,597.

Commercial Medical -
Edina 6525 Drew Avenue, Edina, MN; Jamestown Medical Office Building, Jamestown, ND; Spring Creek American Falls, American Falls, ID; Spring Creek Soda Springs, Soda Springs, ID; Spring Creek Eagle, Eagle, ID; Spring Creek Meridian, Meridian, ID; Spring Creek Overland, Boise, ID; Spring Creek Boise, Boise, ID; Spring Creek Ustick, Meridian, ID and Trinity at Plaza 16, Minot, ND.
Total rentable square footage, 223,192.

	Commercial Industrial -	Minot IPS, Minot, ND. Total rentable square footage, 27,567.

As of January 31, 2012, stabilized properties excluded:
	Multi-Family Residential -	Chateau, Minot, ND; Cottage West Twin Homes, Sioux Falls, SD; Evergreen II, Isanti, MN; Gables Townhomes, Sioux Falls, SD; Regency Park Estates, St Cloud, MN. Total number of units, 321

Commercial Medical -
Edina 6525 Drew Avenue, Edina, MN; Spring Creek American Falls, American Falls, ID; Spring Creek Soda Springs, Soda Springs, ID; Spring Creek Eagle, Eagle, ID; Spring Creek Meridian, Meridian, ID; Spring Creek Overland, Boise, ID; Spring Creek Boise, Boise, ID; Spring Creek Ustick, Meridian, ID and Trinity at Plaza 16, Minot, ND.
Total rentable square footage, 177,970.

______________________________
2	We measure the performance of our segments based on NOI, which we define as total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.
3	Stabilized properties are properties owned and in operation for the entirety of the periods being compared (including properties that were redeveloped or expanded during the periods being compared, with properties purchased or sold during the periods being compared excluded from the stabilized property category), and, in the case of development or re-development properties, which have achieved a target level of occupancy.

Acquisitions and Dispositions
During the third quarter of fiscal year 2013, the Company closed on its acquisitions of:
•
two parcels of vacant land in Rochester, Minnesota, acquired for possible future development, of approximately 20.1 acres and 3.8 acres, respectively, for purchase prices of $775,000 and $275,000, paid in cash;

•
an approximately 48.4 acre parcel of vacant land in Grand Forks, North Dakota, acquired for possible future development, for  a purchase price of approximately $4.3 million, of which approximately $2.3 million was paid in cash and the remainder in limited partnership units of the Operating Partnership valued at $2.0 million;

•
an approximately 51% interest in a joint venture entity currently constructing the Southgate Apartments project in Minot, North Dakota, which project is expected to be completed in two phases, with a total of approximately 341 units, for a currently-estimated total cost of $52.2 million; and

•
a parcel of vacant land in Minot, North Dakota, acquired for possible future development for a purchase price of approximately $1.9 million; the approximately 2.2 acre parcel is adjacent to the Southgate multi-family residential project currently under development.

During the third quarter of fiscal year 2013, the Company placed in service an additional 29 assisted living units, and completed the conversion of 16 existing units to memory care units, at the Company's Spring Wind senior housing facility in Laramie Wyoming; completed an approximately 45,000 square foot medical office building in Jamestown, North Dakota; and completed an approximately 28,000 square foot industrial building in Minot, North Dakota.
During the third quarter of fiscal year 2013, the Company sold one multi-family residential property for a total sales price of approximately $2.0 million.
Shareholder Equity, Distributions and Capital Structure
As of January 31, 2013, IRET had a total capitalization of $2.3 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company's outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company's sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company's preferred shares and the outstanding principal balance of the consolidated debt of the Company.
On January 15, 2013, IRET paid a quarterly distribution of $0.1300 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET's 167th consecutive distribution. IRET also paid, on December 31, 2012, a quarterly distribution of $0.5156 per share on its Series A preferred shares and a quarterly distribution of $0.4968 per share on its Series B preferred shares.
Distribution Declared.  Subsequent to the end of the third quarter of fiscal year 2013, on March 6, 2013, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable April 1, 2013 to common shareholders and unitholders of record on March 18, 2013. Also on March 6, 2013, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable April 1, 2013 to Series A preferred shareholders of record on March 18, 2013, and declared a distribution of $0.4968 per share on the Company's Series B preferred shares of beneficial interest, payable April 1, 2013 to Series B preferred shareholders of record on March 18, 2013.
Conference Call Information
The Conference Call for 3rd Quarter Earnings is scheduled for Wednesday, March 13, 2013 at 9:00 A.M. Central Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:
USA Toll Free Number: 1-888-317-6016
International Toll Free Number: 1-412-317-6016
Canada Toll Free Number: 1-855-669-9657
A webcast and transcript of the call will be archived on the "Investors/ Presentations & Events/Presentations" page of IRET's website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.
About IRET
IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 85 multi-family residential properties with 9,924 apartment units; and 68 commercial office properties, 66 commercial medical properties (including senior housing), 20 commercial industrial properties and 30 commercial retail properties with a total of approximately 12.4 million square feet of leasable space.  IRET common shares, Series A preferred shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET, IRETPR and IRETPRB, respectively). IRET's press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.
Certain statements in this earnings release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2012 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	January 31, 2013	April 30, 2012
ASSETS
Real estate investments
Property owned	$2,007,832	$1,892,009
Less accumulated depreciation	(408,400)	(373,490)
	1,599,432	1,518,519
Development in progress	20,127	27,599
Unimproved land	18,879	10,990
Total real estate investments	1,638,438	1,557,108
Real estate held for sale	733	2,067
Cash and cash equivalents	62,302	39,989
Other investments	638	634
Receivable arising from straight-lining of rents, net of allowance of $1,310 and $1,209, respectively	25,471	23,273
Accounts receivable, net of allowance of $459 and $154, respectively	3,560	7,052
Real estate deposits	165	263
Prepaid and other assets	5,545	3,703
Intangible assets, net of accumulated amortization of $26,599 and $47,813, respectively	41,009	44,588
Tax, insurance, and other escrow	13,306	11,669
Property and equipment, net of accumulated depreciation of $1,598 and $1,423, respectively	1,288	1,454
Goodwill	1,106	1,120
Deferred charges and leasing costs, net of accumulated amortization of $17,574 and $16,244, respectively	22,513	21,447
TOTAL ASSETS	$1,816,074	$1,714,367

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$44,540	$47,403
Revolving line of credit	10,000	39,000
Mortgages payable	1,041,623	1,048,689
Other	21,632	14,012
TOTAL LIABILITIES	1,117,795	1,149,104
COMMITMENTS AND CONTINGENCIES
EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at January 31, 2013 and April 30, 2012, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 and 0 shares issued and outstanding at January 31, 2013 and April 30, 2012, respectively, aggregate liquidation preference of $115,000,000)	111,357	0
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 94,386,198 shares issued and outstanding at January 31, 2013, and 89,473,838 shares issued and outstanding at April 30, 2012)	721,742	684,049
Accumulated distributions in excess of net income	(305,145)	(278,377)
Total Investors Real Estate Trust shareholders' equity	555,271	432,989
Noncontrolling interests – Operating Partnership (21,489,458 units at January 31, 2013 and 20,332,415 units at April 30, 2012)	121,940	118,710
Noncontrolling interests – consolidated real estate entities	21,068	13,564
Total equity	698,279	565,263
TOTAL LIABILITIES AND EQUITY	$1,816,074	$1,714,367

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and nine months ended January 31, 2013 and 2012
	(in thousands, except per share data)
	Three Months Ended January 31		Nine Months Ended January 31
	2013	2012	2013	2012
REVENUE
Real estate rentals	$54,307	$49,859	$159,026	$147,663
Tenant reimbursement	11,924	10,687	34,134	32,247
TOTAL REVENUE	66,231	60,546	193,160	179,910
EXPENSES
Depreciation/amortization related to real estate investments	15,506	14,280	46,602	42,470
Utilities	4,759	4,457	13,816	13,249
Maintenance	7,692	6,338	21,545	19,991
Real estate taxes	8,730	7,993	25,358	23,374
Insurance	1,070	876	2,932	2,514
Property management expenses	4,124	4,926	12,369	15,631
Administrative expenses	2,092	1,493	5,970	5,356
Advisory and trustee services	153	166	432	588
Other expenses	464	359	1,496	1,509
Amortization related to non-real estate investments	794	903	2,426	2,395
TOTAL EXPENSES	45,384	41,791	132,946	127,077
Gain on involuntary conversion	0	0	2,263	0
Operating income	20,847	18,755	62,477	52,833
Interest expense	(15,725)	(16,411)	(48,448)	(48,389)
Interest income	70	25	176	115
Other income	185	254	424	530
Income from continuing operations	5,377	2,623	14,629	5,089
Income (loss) from discontinued operations	776	(102)	3,530	496
NET INCOME	6,153	2,521	18,159	5,585
Net income attributable to noncontrolling interests – Operating Partnership	(556)	(351)	(2,097)	(723)
Net income attributable to noncontrolling interests – consolidated real estate entities	(273)	(43)	(547)	(29)
Net income attributable to Investors Real Estate Trust	5,324	2,127	15,515	4,833
Dividends to preferred shareholders	(2,879)	(593)	(6,350)	(1,779)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$2,445	$1,534	$9,165	$3,054
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	.02	.02	.07	.03
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.01	.00	.03	.01
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.03	$.02	$.10	$.04
DIVIDENDS PER COMMON SHARE	$.1300	$.1300	$.3900	$.4315

v

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and nine months ended January 31, 2013 and 2012

	(in thousands, except per share amounts)
Three Months Ended January 31,	2013			2012
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income attributable to Investors Real Estate Trust	$5,324			$2,127
Less dividends to preferred shareholders	(2,879)			(593)
Net income available to common shareholders	2,445	93,794	$0.03	1,534	84,339	$0.02
Adjustments:
Noncontrolling interest – Operating Partnership	556	21,413		351	19,596
Depreciation and amortization(1)	16,263			15,179
Impairment of real estate investments	0			135
Gain on depreciable property sales	(772)			0
Funds from operations applicable to common shares and Units	$18,492	115,207	$0.16	$17,199	103,935	$0.16

	(in thousands, except per share amounts)
Nine Months Ended January 31,	2013			2012
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income attributable to Investors Real Estate Trust	$15,515			$4,833
Less dividends to preferred shareholders	(6,350)			(1,779)
Net income available to common shareholders	9,165	92,260	$0.10	3,054	82,424	$0.04
Adjustments:
Noncontrolling interest – Operating Partnership	2,097	21,098		723	19,752
Depreciation and amortization(4)	48,971			44,892
Impairment of real estate investments	0			135
Gain on depreciable property sales	(3,452)			(589)
Funds from operations applicable to common shares and Units	$56,781	113,358	$0.50	$48,215	102,176	$0.47
(1)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $16,300 and $15,183, and depreciation/amortization from Discontinued Operations of $0 and $79, less corporate-related depreciation and amortization on office equipment and other assets of $37 and $83, for the three months ended January 31, 2013 and 2012, respectively.
(2)	UPREIT Units of the Operating Partnership are exchangeable for cash, or, at the Company's discretion, for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(4)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $49,028 and $44,865, and depreciation/amortization from Discontinued Operations of $114 and $248, less corporate-related depreciation and amortization on office equipment and other assets of $171 and $221, for the nine months ended January 31, 2013 and 2012, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and nine months ended January 31, 2013 and 2012

	(in thousands)
Three Months Ended January 31, 2013	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$23,067	$19,338	$16,207	$3,853	$3,766	$66,231
Real estate expenses	10,344	9,399	4,129	1,095	1,408	26,375
Net operating income	$12,723	$9,939	$12,078	$2,758	$2,358	39,856
Depreciation/amortization						(16,300)
Administrative, advisory and trustee services						(2,245)
Other expenses						(464)
Interest expense						(15,725)
Interest and other income						255
Income from continuing operations						5,377
Income from discontinued operations						776
Net income						$6,153

	(in thousands)
Three Months Ended January 31, 2012	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$18,400	$18,541	$16,610	$3,596	$3,399	$60,546
Real estate expenses	8,452	8,694	5,220	1,078	1,146	24,590
Net operating income	$9,948	$9,847	$11,390	$2,518	$2,253	35,956
Depreciation/amortization						(15,183)
Administrative, advisory and trustee services						(1,659)
Other expenses						(359)
Interest expense						(16,411)
Interest and other income						279
Income from continuing operations						2,623
Loss from discontinued operations						(102)
Net income						$2,521

	(in thousands)
Nine Months Ended January 31, 2013	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$67,381	$57,105	$47,051	$10,890	$10,733	$193,160
Real estate expenses	28,646	28,081	12,395	3,050	3,848	76,020
Gain on involuntary conversion	2,263	0	0	0	0	2,263
Net operating income	$40,998	$29,024	$34,656	$7,840	$6,885	119,403
Depreciation/amortization						(49,028)
Administrative, advisory and trustee services						(6,402)
Other expenses						(1,496)
Interest expense						(48,448)
Interest and other income						600
Income from continuing operations						14,629
Income from discontinued operations						3,530
Net income						$18,159

	(in thousands)
Nine Months Ended January 31, 2012	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$53,441	$55,723	$50,299	$10,597	$9,850	$179,910
Real estate expenses	25,124	26,451	16,709	3,178	3,297	74,759
Net operating income	$28,317	$29,272	$33,590	$7,419	$6,553	105,151
Depreciation/amortization						(44,865)
Administrative, advisory and trustee services						(5,944)
Other expenses						(1,509)
Interest expense						(48,389)
Interest and other income						645
Income from continuing operations						5,089
Income from discontinued operations						496
Net income						$5,585